1 Exhibit 99.1 RumbleOn Announces Subscription Price for its $100.0 Million Rights Offering Irving, Texas – November 9, 2023 – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”) announced today that it has set a subscription price of $5.50 per share (the “Subscription Price”) of the Company’s Class B common stock to be paid upon exercise of the Subscription Rights (as defined below) to be distributed to the holders of its Class A common stock and Class B common stock (together, the “Eligible Stockholders”) pursuant to its previously announced $100.0 million rights offering (the “Rights Offering”). The Subscription Price was determined by a special committee of the Company’s Board of Directors, with the advice and input of senior management of the Company and D.A. Davidson & Co., as financial advisor to the special committee. Under the terms of the Rights Offering, the Company expects to distribute non-transferable subscription rights to purchase shares of Class B common stock (the “Subscription Rights”) to the Eligible Stockholders as of November 13, 2023 (the “Record Date”). In particular, the Company will distribute one Subscription Right for each share of the Company’s Class A common stock and Class B common stock held by an Eligible Stockholder on the Record Date. Each Subscription Right will entitle such Eligible Stockholder to purchase 1.078444 shares of the Company’s Class B common stock at the Subscription Price. The subscription period for the Rights Offering is expected to commence on or about November 13, 2023 and end on November 28, 2023, unless extended. The Rights Offering is fully backstopped pursuant to a standby purchase agreement between the Company and certain of its stockholders. Other Important Information The Registration Statement relating to the Rights Offering has been filed with the U.S. Securities and Exchange Commission (“SEC”), but has not yet become effective. The Company intends to make the Rights Offering pursuant to such Registration Statement and a final prospectus to be filed with the SEC as soon as practicable on or after the Record Date. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The Company reserves the right to cancel or terminate the Rights Offering at any time. This press release does not constitute an offer to sell or the solicitation of an offer to buy any Subscription Rights or any other securities to be issued in the Rights Offering or any related transactions, nor shall there be any offer, solicitation or sale of Subscription Rights or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Copies of the prospectus, when it becomes available, will be mailed to all Eligible Stockholders as of the Record Date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the Rights Offering, Broadridge Corporate Issuer Solutions, LLC, at (888)789-8409 (toll- free). About RumbleOn RumbleOn is the largest powersports retailer in North America, offering a wide selection of new and used motorcycles, all-terrain vehicles, utility terrain vehicles, personal watercraft and other powersports products, including parts, apparel, accessories and aftermarket products from a wide range of manufacturers. We operate more than 55 retail locations, each equipped with full service departments, as well as five regional fulfillment centers. Our retail locations are primarily located in the Sun Belt of the United States. To learn more please visit us online at https://www.rumbleon.com/. Cautionary Note on Forward-Looking Statements The Company’s press release contains statements that constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the Company’s plans to launch a Rights Offering, the transactions contemplated by the standby purchase agreement, the anticipated final terms, timing and completion of the Rights Offering and backstop

2 private placement, and the use of proceeds from the Rights Offering and backstop private placement. Forward- looking statements generally can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “hopes,” “may,” “plan,” “possible,” “potential,” “predicts,” “projects,” “should,” “targets,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks and uncertainties related to: whether the Rights Offering and backstop private placement contemplated by the standby purchase agreement will be completed in a timely manner, or at all; the risk that all of the closing conditions under the standby purchase agreement will not be satisfied; the occurrence of any event, change or other circumstance that could cause the Company not to proceed with the Rights Offering or give rise to the termination of the standby purchase agreement; the determination of the final terms of the Rights Offering and backstop private placement; the satisfaction of customary closing conditions related to the Rights Offering; risks related to the diversion of management’s attention from RumbleOn’s ongoing business operations; the impact of general economic, industry or political conditions in the United States or internationally, as well as the other risk factors set forth under the caption “Risk Factors” in the Registration Statement, as amended, and in RumbleOn’s Annual Report for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 30, 2023, June 30, 2023, and September 30, 2023 and in any other subsequent filings made with the SEC by RumbleOn. There can be no assurance that RumbleOn will be able to complete the Rights Offering and backstop private placement on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and RumbleOn specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investor Inquiries: Dawn Francfort ICR, Inc. investors@rumbleon.com Will Newell investors@rumbleon.com